EXHIBIT 99.4

JOINT FILING AGREEMENT

We, the undersigned, agree that the attached Schedule 13D/A (Amendment No. 19) relating to the ordinary shares of Koor Industries Ltd. is filed on behalf of each of the undersigned and that all subsequent amendments to the statement on Schedule 13D to which this Amendment No. 19 relates shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Date:	May 3, 2006
CBT HOLDINGS LLC		CLARIDGE ISRAEL LLC

By:	/s/ Scott Richland	By:	/s/ Scott Richland
	Name: Scott Richland		Name: Scott Richland
	Title: Authorized Signatory		Title: Authorized Signatory

ESARBEE INVESTMENTS LIMITED		CHARLES ROSNER BRONFMAN FAMILY TRUST

By:	/s/ Oded Tal	By:	/s/ Oded Tal
	Name: Oded Tal		Name: Oded Tal
	Title: Vice President, Investments		Title: Authorized Representative

By:	/s/ Glenn Hamilton-Browne	By:	/s/ Glenn Hamilton-Browne
	Name: Glenn Hamilton-Browne		Name: Glenn Hamilton-Browne
	Title: Authorized Representative		Title: Authorized Representative

ANFIELD LIMITED		THE CHARLES BRONFMAN TRUST

By:	/s/ Alan Sacks	By:	/s/ Jay H. Rubinstein
	Name: Alan Sacks		Name: Jay H. Rubinstein
	Title: Director		Title: Trustee

THE CHARLES R. BRONFMAN TRUST

		By:	/s/ Jay H. Rubinstein
Name: Jay H. Rubinstein
Title: Trustee